Press Release

Verint and Cognyte to Host Virtual Investor Days and Management Roadshows in Advance of Separation

Melville, N.Y., January 7, 2021 — Verint® Systems Inc. and Cognyte Software Ltd. will each be hosting virtual investor days and management roadshows in advance of the planned separation, which is on track to be completed shortly after the conclusion of Verint’s fiscal year ending January 31, 2021. The details of each event can be found below.

Verint Investor Day
Date: Thursday, January 21, 2021
Time: 10:00am ET
Webcast and Registration Link: Click here

Verint Management Roadshow
Dates: January 25th, 26th and 27th
Interested Investors Should Contact: IR@verint.com

Cognyte Investor Day
Date: Monday, January 11, 2021
Time: 10:00am ET
Webcast and Registration Link: Click here

Cognyte Management Roadshow
Dates: January 19th, 20th and 22nd
Interested Investors Should Contact: IR@cognyte.com

The virtual investor days will begin promptly at their scheduled start times. Live webcasts and replays of both presentations will be accessible from the Investor Relations sections of the respective company websites, www.verint.com and www.cognyte.com.
About Verint Systems Inc.
Verint® is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization and cyber intelligence. Today, over 10,000 organizations in more than 180 countries—including over 85 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

This press release contains "forward-looking statements," including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of risks, uncertainties, and assumptions, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, and other filings we make with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release and, except as required by law, Verint assumes no obligation to update or revise them or to provide reasons why actual results may differ.

VERINT, ACTIONABLE INTELLIGENCE, THE CUSTOMER ENGAGEMENT COMPANY and CUSTOMER ENGAGEMENT SOLUTIONS are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

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Investor Relations Contact:

Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com